Exhibit 10.4

AMENDMENT TO AGREEMENT OF SALE

THIS AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is made as of this 26th day of April, 2004 by and between ROCK-FLORHAM SPE, LLC, a Delaware limited liability company having an address c/o Investcorp., 280 Park Avenue, 26th Floor, New York, New York 10017 (“Seller”), and WELLS OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership having an address at 6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092 (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are the parties to that certain Agreement of Sale dated as of April 14, 2004, made by and between Seller, as seller, and Purchaser, as purchaser (the “Original Contract”), pursuant to which, among other things, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller, subject to and upon all of the terms and provisions set forth in the Original Contract, all of the land known as (x) Lot 3 in Block 1401 on the official tax map of the Borough of Florham Park, New Jersey and (y) Lot 4 in Block 0401 on the official tax map of the Borough of Madison, New Jersey (all capitalized terms used but not otherwise defined in this Amendment being given the respective meanings ascribed to such terms in the Original Contract; and the Original Contract, as amended by this Amendment, being referred to herein, as the “Contract”); and

WHEREAS, at Purchaser’s request, Seller has agreed to (i) extend for four (4) additional days the period during which Purchaser may timely deliver to Seller a Title Objection Notice with respect only to Unacceptable Title Matters which may be disclosed by the Survey and (ii) reduce the Purchase Price by $300,000;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Anything to the contrary set forth in the Original Contract notwithstanding, if, and only if, the Survey is received by Purchaser on or before April 30, 2004 and Purchaser, in its reasonably exercised discretion, determines that the Survey discloses one or more Unacceptable Title Matters (the “Survey-Related Unacceptable Title Matters”), then Purchaser, at any time on or before April 30, 2004, may deliver to Seller a Title Objection Notice with respect only to such Survey-Related Unacceptable Title Matters. For the avoidance of doubt, Seller acknowledges and agrees that any such Title Objection Notice received by it on or before April 30, 2004 shall be deemed to have been timely delivered by Purchaser to Seller pursuant to Section 4.01 of the Contract.

2. Purchaser acknowledges and agrees that except as set forth above (i.e., with respect only to any Survey-Related Unacceptable Title Matters), (a) none of the encumbrances or other title exceptions listed in Purchaser’s title insurance commitment (a copy of which is annexed hereto as Exhibit A) or in the title commitment/policy previously delivered by Seller to Purchaser are Unacceptable Title Matters, (b) Purchaser does hereby irrevocably and unconditionally waive and relinquish any and all rights to terminate the Contract under and/or pursuant to Sections 4.01 or 10.01 of the Contract and (c) Purchaser’s execution of this

Amendment shall be deemed to be, and constitute Purchaser’s delivery to Seller of a Due Diligence Termination Cancellation Notice. Nothing in this Amendment shall be deemed to be a waiver, termination or release of Purchaser’s conditional right to terminate the Contract under Section 4.01(f)(ii), provided that (x) Purchaser duly delivers to Seller on or before April 30, 2004 a Title Objection Notice with respect to one or more Survey-Related Unacceptable Title Matters and (y) Seller does not timely deliver to Purchaser a Title Reply Notice in which Seller elects to discharge and remove of record all of such Survey-Related Unacceptable Title Matters.

3. The Purchase Price is hereby reduced by $300,000 such that, for all purposes under the Contract, it shall now be an amount equal to $78,400,000.

4. To the extent of any conflict between the terms and provisions of the Original Contract and the terms and provisions of this Amendment, this Amendment shall control.

5. Unless specifically modified hereby, all terms of the Original Contract shall remain in full force and effect.

6. This Amendment shall bind and benefit the parties hereto and their respective successors and assigns.

7. This Amendment may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

ROCK-FLORHAM SPE, LLC

By:
Name:
Title:

PURCHASER:

WELLS OPERATING PARTNERSHIP II, L.P.

By:
Name:
Title:

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